Exhibit 10.48


                               PURCHASE AGREEMENT

      This Purchase Agreement (the "Agreement") is made and entered into as of the 20th day of November, 2002, by and between NL Industries, Inc., a New Jersey corporation ("NL"), and the officer of NL listed on the signature page hereto (the "Seller").

                                    RECITALS

A. Seller holds certain options to purchase the number of shares of common stock, par value $.125 per share (the "Common Stock"), of NL set forth under the heading "Number of Options Sold" on Schedule I to this Agreement (each an "Option" and, collectively, the "Options").

B. Seller also holds certain shares of NL Common Stock set forth under the heading "Number of Shares Sold" on Schedule I to this Agreement (the "Shares"), which Shares were obtained upon exercise of certain stock options.

C. Seller proposes to sell the Options and Shares to NL, and NL proposes to purchase such Options and Shares, on the terms and subject to the conditions set forth in this Agreement (the "Transaction").

      The parties hereto agree as follows:

                                   ARTICLE I.
                                 THE TRANSACTION

      Section 1.1. Purchase and Sale of Shares and Options. Against payment of the purchase price therefor as specified in Section 1.2, Seller hereby sells, transfers, assigns, and delivers to NL the number of Shares under the heading "Number of Shares Sold" on Schedule I hereto and the number of Options set forth under the heading "Number of Options Sold" on Schedule I hereto.

      Section 1.2. Delivery of Shares and Options. In connection with the purchase and sale of the Shares and Options, Seller hereby agrees and directs NL, and NL hereby agrees, that no certificates evidencing Shares acquired upon exercise of options shall be delivered to Seller, and NL shall not be required to issue any such Shares to Seller. Seller agrees that, promptly after execution of this Agreement, the Options shall be cancelled.

      Section 1.3. Purchase Price and Payment. NL hereby purchases the Shares from Seller for a purchase price in cash of $18.00 per Share, and hereby purchases the Options from Seller for a purchase price in cash of $18.00 per Option, less the applicable exercise price of such Option. Seller agrees that NL shall be entitled to deduct from the purchase price all withholding amounts NL is required to pay in connection with any exercise or sale of options by Seller as set forth on Schedule I.

                                 ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

      Seller represents and warrants to NL as of the date of this Agreement as follows:

      Section 2.1. Authority. Seller is a natural person and has full legal right, power, and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to perform his obligations hereunder.

      Section 2.2. Validity. This Agreement has been duly executed and delivered by Seller and constitutes a lawful, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Transaction by Seller do not and will not violate or conflict with any provision of, and do not and will not result in a default under (a) any material contract, agreement, or other instrument to which Seller is a party or by which Seller is bound; (b) any order, writ, injunction, decree, judgment of any court or governmental agency applicable to Seller; or (c) any law, rule, or regulation applicable to such, except in each case for such violations, conflicts, or defaults that would not have a material adverse consequence to the Transaction.

                                  ARTICLE III.
                      REPRESENTATIONS AND WARRANTIES OF NL

      NL hereby represents and warrants to Seller as of the date of this Agreement as follows:

      Sections 3.1. Authority. NL is a corporation validly existing and in good standing under the laws of the State of New Jersey. It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions required to be taken by or on behalf of NL to authorize the execution, delivery, and performance of this Agreement have been duly and properly taken.

      Section 3.2. Validity. This Agreement has been duly executed and delivered by NL and constitutes a lawful, valid, and binding obligation of NL, enforceable against NL in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Transaction by NL do not and will not violate or conflict with any provision of, and do not and will not result in a default under (a) NL's charter or bylaws; (b) any material contract, agreement or other instruction to which NL is a party or by which is it bound; (c) any order, writ, injunction, decree, or judgment of any court or governmental agency applicable to NL; or (d) any law, rule, or regulation applicable to NL, except in each case for such violations, conflicts, or defaults that would not have a material adverse consequence to the Transaction.

                                   ARTICLE IV.
                               GENERAL PROVISIONS

      Section 4.1. Access to Information. Seller has received all information desired with respect to the business of NL.

      Section 4.2.  Survival.  The  representations  and warranties set forth in
this   Agreement   shall  survive  the  execution  of  this  Agreement  and  the consummation of the transactions contemplated herein.

      Section 4.3. Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by the party or parties against whom enforcement is sought.

      Section 4.4. Parties and Interest. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors, and assigns.

      Section 4.5. Entire Transaction. This Agreement contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements and understandings among the parties with respect to the subject matter of this Agreement.

      Section 4.6. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

      Section 4.7. Severability. If any provision of this Agreement is found to violate any statute, regulation, rule, order, or decree of any governmental authority, court, agency, or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement and such invalid provision shall be deemed deleted to the minimum extent necessary to cure such violation.

      Section 4.8. Notice. All notices, requests, demands, and other communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, as follows (or to such other address as Seller or NL shall designate in writing):

            If to Seller:     c/o NL Industries, Inc.
                              16825 Northchase Drive, Suite 1200
                              Houston, Texas 77060

            If to NL:         NL Industries, Inc.
                              16825 Northchase Drive, Suite 1200
                              Houston, Texas 77060
                              Attention:  General Counsel

      Section 4.9. Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 4.10. Expenses. Except as otherwise expressly provided herein, each of Seller and NL shall pay its own costs and expenses in connection with the transactions contemplated hereby.





      The parties hereto have caused this Agreement to be duly executed as of November 20, 2002.

                                     SELLER:



                                    /s/ David B. Garten
                                    ------------------------
                                    David B. Garten






                                    NL INDUSTRIES, INC.



                              By:   /s/ Robert D. Hardy
                                    ------------------------
                                    Robert D. Hardy
                                    Vice President

                                   SCHEDULE I


Number of Shares Sold:        10,204
                          ---------------
                                         Exercise Price     Grant Date of Option
Number of Options Sold:        4,000       $14.25                   02/14/96
                          ---------------
                               6,461       $13.375                  02/12/97
                          ---------------
                              15,000       $14.875                  02/12/97
                          ---------------
                               9,000       $13.6875                 05/04/99
                          ---------------
                              18,000       $14.25                   02/09/00
                          ---------------

Amount of Withholding:      $108,608.00
                          ---------------